Exhibit 10.5

Welcome and Data Checklist

Atomic World Media

(ATOC)

We appreciate your business and look forward to a long and fruitful partnership over the coming months.

As you already know Intreorg’s proprietary Stock Tracking Analytics system is a sophisticated process that allows a level of insight into your company’s business unlike anything on the market.

Summary

To be effective in our partnership Intreorg will need access to data from the documents listed on the next page.

These documents must come from the listed data suppliers and directly to Intreorg to fulfill SEC and security compliance requirements.

As such it will be necessary for various accounts to be setup, if not already in place, to allow weekly corporate data ingestion on a regularly scheduled basis.

These documents allow Intreorg to affectively analyze your company’s trading data including buyer/seller movement, inventory, as well as compliance issues with your employee trades, and restricted trades.

We firmly believe you will be amazed and excited as we are when you are able to see into the very heart of your shareholders trading processes and gain an insight into your business processes that has never been experienced.

Below is a simple checklist of the data feeds and where they can be acquired.

We are providing this for your use to make sure you have all the data necessary and that there are no delays in our ability to get you started.

Thank you and we look forward to hearing from you soon!

Atomic World Media

STA data ingestion checklist

All documents should be submitted to INTREorg Systems as .txt. or .doc file. PDF files will significantly delay the delivery schedule and add potential inaccuracies

Monthly data

These reports are obviously handy to have on a weekly basis but as they generally do not have significant change they can be ingested on a monthly or sometimes quarterly basis

☐	From your Transfer Agent you should receive the following…

o	Shareholder list

■	Include name of shareholder, address, city, state, zip code, country, number of shares and class of shares.

■	Addition shareholder profile information is always welcome.

☐	From ADP, accountant, or payroll person you should request…

o	Employee list

■	Include name of shareholder, address, city, state, zip code, country, number of shares and class of shares.

☐	From your CFO, payroll person or accounting staff please ask for…

o	Restricted Insider list

■	Include name of shareholder, address, city, state, zip code, country, number of shares and class of shares.

Weekly data

Weekly reports are the bread and butter of our system and need to be received in a consistent manner as well as in a consistent format for easy ingestion.

☐	From your Transfer Agent you should receive the following…

o	Legend Clearing List

o	Shareholder Activity Report

☐	Using the Broadridge shareholder services you can get…

o	Non-Objecting Beneficial Owner (NOBO) Report

■	A beneficial owner who gives permission to a financial intermediary to release the owner's name and address to the company(ies) or issuer(s) in which they have bought securities.

o	Objecting Beneficial Owner (OBO) Report

■	Objecting version of the NOBO, these shareholders do not disclose their name and address to the company(ies) or issuer(s) in which they have bought securities.

o	Depository Trust Company (DTC) Report – with daily breakdown of trades

■

One of the world's largest securities depositories. The Depository Trust Company, founded in 1973 and based in New York City, is organized as a limited purpose trust company and provides safekeeping through electronic recordkeeping of securities balances. It also acts like a clearinghouse to process and settle trades in corporate and municipal securities.

STOCK TRANSFER ANALYTICS (“STA”) AGREEMENT

This Master Services Agreement (“Agreement”) is entered into between INTREorg Systems, Inc. (“IORG”), a Texas corporation, with offices at 2600 E. Southlake Blvd Suite 120-366, Southlake TX 76092, and Atomic World Media - ATOC (“COMPANY”), a corporation, with offices at [ ].

Whereas, IORG provides services involving independent third-party data aggregation and surveillance of share ownership, purchases, sales and custody by individuals, institutions, Broker-Dealers, Clearing Agents, and Custodians.

Whereas, ATOC desires to obtain from IORG the aforementioned services related to the ATOC’s public shareholders and market activity with respect to sales of its publicly traded common stock.

The parties therefore agree as follows:

Agreement

1.1

Term. This agreement commences on the Effective Date and continues for three months unless terminated according to the Termination provisions herein. At the end of the term of the agreement renews automatically and remains “evergreen” for succeeding one month terms, unless a one year term is accepted or the contract is terminated according to the Termination provisions herein.

1.2

Services. During the Term IORG shall provide ATOC with the services and analyses described and referenced on attached Schedule A, which may be updated from time to time but only with the written consent of both parties.

1.3

Fees. In consideration for IORG’s Services, ATOC shall pay IORG in accordance with the payment terms indicated on attached Schedule B, which may be updated from time to time but only with the written consent of both parties.

1.4

Obligations. To facilitate the provision of the Services, ATOC shall use all reasonable efforts to provide IORG with any and all business, transactional and other information deemed by IORG to be necessary to allow IORG to provide the Services set forth herein (the “Requisite Materials”). These Requisite Materials may include, but are not limited to:

1.4.1	Access to currently available ATOC shareholder information via third-party data services (for example, Broadridge or other similar providers of such information);

1.4.2	Shareholders lists from ATOC’s Transfer Agent; and Securities position lists from the Depository Trust Corporation.

In special conditions to perform the Services described herein, IORG may require registration with and direct access to one or more web-based providers of financial, trading and public market data, LexisNexis, Bloomberg, NASDAQ or others (the “Third-Party Providers”). For the Term, ATOC authorizes IORG to act as its agent for the limited purpose of registering with Third-Party Providers, and further grants IORG unlimited access to the data and information provided therefrom at no additional charge to IORG.

1.5

Ownership of IP. This agreement does not transfer ownership of any patents, trademarks, copyrights, trade secrets, or know-how (together, the “Intellectual Property”) owned by either party or owned by either party’s licensor. Each party retains full ownership of its respective Intellectual Property, and neither party is authorized to use the other party’s Intellectual Property except as expressly provided herein.

1.6

Non-Interference. During the Term and for the thirty-six month period following Termination, ATOC shall not enter into any agreement or arrangement or take any other action that may have the effect of reducing, interfering with, or inhibiting the efficacy or success rate of IORG’s Services. ATOC shall not (1) solicit, sell, license, resell, promote, market, provide, or otherwise make available to or through any party a service that competes directly or indirectly with IORG; or (2) assist any third party to build, solicit, sell, license, resell, promote, market, provide or otherwise make available any service that competes directly or indirectly with IORG.

1.7

Confidentiality. The parties acknowledge that in connection with this agreement they will have access to certain confidential and proprietary information of the other party. The “Confidential Information” includes this confidential and proprietary information of both parties discovered, exchanged, or learned during the performance of this agreement; the general and specific terms of this agreement; and the discussions between the parties related to this formation and performance of this agreement. Confidential Information does not include information: (i) that is now or becomes generally available to the public through no fault or breach by the receiving party; (ii) that the receiving party can document was already known to it prior to disclosure by the disclosing party; (iii) that was independently developed by the receiving party without use of any of the other party’s Confidential Information; (iv) that the receiving party rightly obtained from a third-party who had the right to transfer or disclose it and (v) shareholder information.

During the term of this Agreement and following its Termination, each party shall maintain all Confidential Information in strict confidence and shall not to use the other party’s Confidential Information except as authorized by this agreement or otherwise authorized by the disclosing party. Each party shall limit disclosure of Confidential Information to its employees, contractors, or agents on a need-to-know basis, and then only for the purpose of carrying out the terms of this agreement, and shall ensure all such employees, contractors, or agents receiving Confidential Information are bound to the terms herein.

If a party receiving Confidential Information is subpoenaed or ordered by any court, governmental agency, or entity possessing delegated powers from Congress to disclose Confidential Information, the party will provide prompt written notice to the other party so as to allow that party sufficient time to seek a protective order to protect the confidentiality of such information. Upon Termination each party shall return to the other party all Confidential Information in the party’s custody or control, in hardcopy or electronic form, which belongs to the other party, or shall certify to the complete destruction thereof.

Each party acknowledges that failure to comply with this Confidentiality provision may irreparably harm the business of the other party, and that a breach of one party’s obligations under this Confidentiality provision shall entitle the other party to seek immediate injunctive relief in addition to any other remedies that it may have in law or equity.

1.8

Indemnity. Each party agrees to defend, indemnify, and hold the other party harmless from any claims or liabilities arising out of acts or omissions of such party’s agents or employees in connection with the performance of this agreement. The indemnified party shall provide prompt notice of any indemnifiable Claim to the indemnifying party, and upon the indemnifying party’s written request, shall deliver to the indemnifying party all available information and provide any assistance reasonably necessary for the indemnifying party to defend any claim or liability, provided that the indemnifying party shall reimburse the indemnified party for its reasonable out-of-pocket costs incurred as a result of such assistance. The indemnifying party shall not enter into any settlement or compromise of any such indemnifiable claims or liabilities without the indemnified party’s prior written permission, which permission shall not be unreasonably withheld. If, in the opinion of the indemnified party’s legal counsel, a conflict of interest exists or may reasonably be expected to exist in connection with the assumption by the indemnifying party of the indemnified party’s defense, the indemnified party shall be entitled to conduct and control its own defense. The indemnifying party shall pay all costs, damages, and expenses, including, but not limited to, all reasonable attorneys’ fees and costs awarded against or otherwise incurred by the indemnified party in connection with or arising from any such indemnifiable claim or liability.

1.9	Termination. This agreement may be terminated under any of the following situations:

1.9.1	Either party may terminate this agreement by providing the other party with written notice of non-renewal at least thirty days prior to the end of the Term.

1.9.2

A non-breaching party may terminate this agreement for any material breach that is not cured within thirty days after written notice of such breach. Material breach includes, but is not limited to, the failure of ATOC to timely pay any amounts hereunder when due, the failure of IORG to provide the Services, or breach of any warranty provision hereof.

1.9.3

Either party may, at its option, and without notice, terminate this agreement, effective immediately, should the other party (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, trustee, or assignee in bankruptcy or in an insolvency proceeding covering all or substantially all of such party’s assets or providing for the liquidation of such party’s property or business affairs; or (vii) if ATOC is “Exchange delisted.”

1.10

Entire Agreement. This agreement constitutes the entire agreement of the parties and supersedes all previous agreements with respect to the subject matter herein. No modification will be effective unless confirmed in a separate written agreement signed by both parties.

1.11

Severability. If a court of competent jurisdiction holds any provision of this agreement to be unenforceable, the agreement will remain in full force and effect as if it had been executed without the provision.

1.12

Reformation. If a court of competent jurisdiction holds any provision of this agreement to be unreasonable or unenforceable, the court may reform the provision and the agreement will remain in full force and effect as if it had been executed with the reformed provision.

1.13

Construction. This agreement is to be construed as if both parties drafted it jointly, and is the result of negotiation between sophisticated parties. No provision may be construed against a party solely because that party was responsible for drafting the provision.

1.14

Notices. All notices under this agreement must be in writing and will be deemed to have been duly given if delivered personally or by an internationally recognized courier service, faxed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth herein. Notices shall be addressed as follows:

If to IORG:	If to ATOC:
INTREorg Systems, Inc.	Atomic World Media
2600 Southlake Blvd	[ ]
Suite 120-366 Southlake TX 76092
Attn: Darren Dunckel
President

Either party may change its address or designee for notification purposes by giving notice to the other of the new address or designee and the subsequent date upon which such change will become effective.

1.15

Disclaimer of Warranties. IORG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES ABOUT THE SERVICES OR THE INFORMATION GENERATED AND PROVIDED THEREFROM, EXCEPT TO IT’S OWN ACTS AND WILLFULL MISCONDUCT INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. THE SERVICES AND THE INFORMATION GENERATED THEREFROM IS PROVIDED TO YOU "AS IS" AND "AS AVAILABLE," AND IORG DOES NOT WARRANT THAT SUCH INFORMATION WILL BE ACCURATE, RELIABLE, OR FREE FROM ERRORS OR DEFECTS. IORG DOES NOT WARRANT THAT ANY THIRD PARTY INFORMATION ACCESSED OR UTILIZED HEREUNDER WILL BE ACCURATE, RELIABLE, OR FREE FROM ERROR OR DEFECTS. IORG SHALL CONDUCT BUSINESS IN A MANNER OF GENERALLY ACCEPTED BUSINESS PRACTICES IN ITS BUSINESS ALL IN COMPLIANCE WITH SECURITIES AND EXCHANGE (“SEC”) RULES AND REGUALTIONS.

1.16

Limitation of Liability. IORG IS NOT LIABLE TO YOU OR ANYONE ELSE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, DIRECT, OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSSES OR DAMAGES THAT RESULT FROM (i) USE OR LOSS OF USE OF THE SERVICES OR THE INFORMATION GENERATED THEREFROM; (ii) THE COST OF PROCUREMENT OF SUBSTITUTE SERVICES RESULTING FROM ANY DATA, RECORDS, INFORMATION OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO THROUGH OR FROM THE SERVICE; (iii) UNAUTHORIZED ACCESS TO OR ALTERATION OF THE PARTIES TRANSMISSIONS OR DATA; (iv) STATEMENTS OR CONDUCT OF ANY THIRD PARTY ON THE SERVICE; OR (v) ANY OTHER MATTER RELATING TO THE SERVICE OTHER THAN IORG’S GROSS NEGLIGENCE. THIS IS TRUE EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. IORG IS NOT LIABLE TO YOU OR ANYONE ELSE FOR ANY LOSS RESULTING FROM A CAUSE OVER WHICH IORG DOES NOT HAVE DIRECT CONTROL. THIS INCLUDES FAILURE OF ELECTRONIC OR MECHANICAL EQUIPMENT, UNAUTHORIZED ACCESS, VIRUSES, THEFT, OPERATOR ERRORS, SEVERE OR EXTRAORDINARY WEATHER (INCLUDING FLOOD, EARTHQUAKE, OR OTHER ACT OF GOD), FIRE, WAR, INSURRECTION, TERRORIST ACT, RIOT, LABOR DISPUTE AND OTHER LABOR PROBLEMS, ACCIDENT, EMERGENCY OR ACTION OF GOVERNMENT. MOREOVER, YOU EXPRESSLY UNDERSTAND AND AGREE THAT UNDER NO CIRCUMSTANCES SHALL IORG’S LIABILITY EXCEED THE VALUE OF THIS AGREEMENT AS DESCRIBED IN SCHEDULE B. IF YOU LIVE IN A STATE THAT DOES NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SOME OR ALL OF THESE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU.

1.17

Transferability. Either party may assign its obligations, interest and property right in this agreement, in whole or in part, to a parent or other corporate client or acquirer or successor in interest of all or substantially all of its business or of any particular product line for which this agreement has been entered into by the parties. Such succession may include merger or change of corporate name, provided the other party is notified in writing within thirty days of such change. Any other assignment is only valid and effective upon the written consent of the non-assigning party, which consent shall not be unreasonably withheld. This agreement is binding upon any assignee or successor in interest of either party.

1.18	Choice of Law. This agreement is governed by the internal laws of the state of Texas, without regard to any conflicts of laws principles.

1.19

Arbitration. Any dispute arising out of or relating to this Agreement will be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on any award hereunder may be entered in any court of competent jurisdiction; provided however, that either party may seek preliminary injunctive or other equitable relief pending arbitration to prevent irreparable harm. The exclusive forum for such preliminary relief will be the federal and state courts located in the state of Texas. The prevailing party in any arbitration or litigation will be entitled to recover all reasonable expenses thereof, including attorneys’ fees in connection with such proceedings or any appeal thereof up to the value of this agreement as described in Schedule B.

1.20

Force Majeure. Neither party shall bear any responsibility or liability for any losses arising out of any delay or interruption of their performance of obligations under this agreement due to any act of God; act of governmental authority; act of a public enemy; or due to war (declared or undeclared); terrorism; riot; flood; fire; earthquake; civil commotion; insurrection; labor difficulty; industrial disturbances; strike; unavoidable accidents; embargoes; blockades; legal restrictions; severe or adverse weather conditions; lack or shortage of electrical power; malfunctions of equipment or software programs; or any other cause beyond the reasonable control of the party delayed.

1.21	Waiver. An express or implied waiver by either party of the other party’s breach of this agreement is not a waiver of any subsequent breach.

1.22	No Third-Party Beneficiaries. This agreement creates no third-party beneficiaries of its terms.

1.23	Effective Date. The “Effective Date” is the latest date below the signing parties’ signatures.

INTREorg Systems Inc.	Atomic World Media

Darren Dunckel	Darren Dunckel
President	CEO

Date: ___________________________	Date: ___________________________

2	Schedule A

2.1	Core Service Subscription: Stock Transfer Analytics (“STA”)

INTREorg Systems, Inc. (IORG) as confidential appointed agent for Company, utilizing its pending proprietary technology, will create a dynamic database that logically aggregates, compiles, and rationalizes all disparate and available broker-dealer and shareholder data from known reporting entities and all available relevant sources, including but not limited to, The Depository Trust and Clearing Corporation (DTCC), Cede & Co., Company’s Transfer Agent and Broadridge Financial Solutions, Inc. This is the first step in turning static reporting entity, broker-dealer and shareholder data into a useful and dynamic archival/historic repository.

IORG will apply its proprietary Stock Transfer Analytics (“STA”) to Company’s data enabling the company to dynamically search, filter, identify and track movement between reporting entities, broker-dealers and shareholders, by name, holdings, classification, addresses, market maker volume activity1, share price and more. In addition, STA will identify imbalances and issued and outstanding shares. Secure internet access to real-time analysis at www.intreorg.com will further enable Company to continually adjust and amend STA settings to meet relevant parameters and evolving conditions. This flexibility provides Company the ability to maximize broker-dealer/shareholder transparency and knowledge. In addition, STA generates relevant email alerts.

In addition, to the Core Service Subscription support, our consulting Team is available to provide trusted advisor related consulting services.2

The following information outlines the basic analysis IORG provide Company in reference to reporting entities, broker-dealers, clearing agents and shareholders. The dynamic reports include but are not limited to:

1 NASDAQ listed companies only.

2 IORG also offers a comprehensive range of related consulting services. These services are separate and apart from the IORG’s Core Service Subscription and carry additional fees.

2.2	Share Surveillance:

●	Track Share Movement

●	Monitor Issued & Outstanding Shares

●	Alert Share Imbalances

2.3	Broker-Dealers:

●	New / Divested / Positions /No History

●	Time Comparison

2.4	Shareholders:

●	Individual Shareholder Search by Name, Location (Including Insider Tracking)

●	Geographic Distribution

●	Ownership by Percentage of Issued and Outstanding

●	Sub 13D Search (4.99% to 1% Holdings)

●	Position Change Over Time

●	Volume Change Over Time

●	Share Range Distribution

●	All Shareholder List

3	Schedule B

3.1	Services and Contract Pricing Schedule

Core Subscription Service:

Payment Terms:

Upon signing the attached Master Services Agreement (attached hereto) Company will pay IORG $3,000 and continue paying $3,000 per month for the term of the contract.

PROFESSIONAL SERVICES AGREEMENT

This is a Professional Services Agreement (this “Agreement”) dated as of April 10, 2015 between Intreorg Systems, Inc. (“IORG”), at Suite 120-366, 2600 E Southlake Blvd, South Lake, Texas, 76092 and Atomic World Media (“ATOC”), a corporation, with offices at [ ]. The parties hereby agree that IORG shall provide professional services to ATOC in accordance with the terms and conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1	Scope of Services

IORG shall provide ATOC consulting services. In particular, consulting services will include Stock Transfer Analytics Consulting (“STAC”) and Financial Reporting Consulting (“FRC”). IORG agrees to make a consultant available to ATOC during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of attending meetings of management and the Board of Directors, as may be requested by the Chairman of the Board of the Company; assisting the Company in the preparation of reports, summaries, profiles, due diligence packages, and other material and documentation in connection with proposed acquisitions in each case as and to the extent requested by the Chief Executive Officer of ATOC.

No right or authority is granted to IORG to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of ATOC except as may be set forth herein. In that regard, IORG agrees that it shall act solely at the express direction of ATOC. ’s Chief Executive Officer and shall coordinate all contacts with third parties, including without limitation potential sources of capital, through the Chief Executive Officer.

IORG may provide ATOC with such other advisory and consulting services as ATOC may specifically request.

Stock Transfer Analytics Consulting (“STAC”) – Using information identified in IORG’s proprietary Stock Transfer Analytics reporting IORG’s Consultants shall provide actionable recommendations for:

Compliance including but not limited to FD13 compliance, insider trading, illegal distribution of unregistered securities, enforcement of lock up drip out agreements, and more

Financings including but not limited to stock inventory modeling, pricing and timing of offerings, and structuring of financial instruments

Investor Relations including shareholder communications (existing shareholders), investor awareness (new shareholders), messaging and more.

Financial Reporting Consulting (“FRC”) – IORG’s consultants will review existing internal procedures and controls and provide recommendations.

2	Compensation

Assuming satisfactory performance, ATOC will pay IORG $10,000 paid in common stock (subject to rule 144 restrictions) of ATOC converted based on a 20 day price moving average as computed and publicized by Quote Media (www.quotestream.com) as invoiced by IORG. If there is no dispute about the work performed, ATOC shall promptly review and approve the IORG’s statements of services and make payment within thirty days of submission of the statement. Any delays in payments will accrue a 15% monthly penalty fee on remaining balance until invoices are fully reimbursed.

3	Term, Termination, and Cancellation

This Agreement shall remain in effect from April 10, 2015 through April 10, 2016. Either party may terminate this Agreement by providing no less than thirty (30) days written notice. At the time of such notice of termination, IORG shall complete all work in progress as if such notice of termination had not been given. The services should continue during the thirty (30) day notice period unless IORG and ATOC agree to end the contract or any specific tasks sooner.

4	Working Arrangements

An officer of ATOC’s will review IORG’s activity reports, if any, and performance on a regular basis in order to ensure compliance with the terms of this Agreement.

5	Consultant Status

IORG agrees that any consultants shall at all times during this assignment be considered an independent contractor of ATOC. IORG shall be free from ATOC’s direction and control. IORG shall be exclusively responsible for the payment of any and all employment and other tax obligations arising out of payments from ATOC IORG shall not present himself/herself as an agent, representative or employee of ATOC to anyone.

In addition, IORG acknowledges that he/she is entitled to no benefits available to ATOC employees, including but not limited to worker’s compensation or unemployment compensation. IORG also acknowledges that he/she is not employed by ATOC in any other capacity and that he/she shall not hold any other position with ATOC during the term of this Agreement.

IORG represents and warrants that he/she possesses the requisite experience and expertise to perform this obligation hereunder in accordance with the highest professional standards.

6	Confidential Information

IORG shall keep ATOC information strictly confidential by using the same care and discretion that would be common in the industry.

7	Intellectual Property

IORG will execute any and all documents necessary to hold in all intellectual property and other rights in materials and information created for ATOC pursuant to this Agreement.

8	Conflict of Interest and Commitment

During the term of this Agreement IORG agrees that it shall avoid any conflict of interest, including but not limited to any situations in which financial or other personal considerations directly or significantly affect, or have the appearance of directly or significantly affecting professional duties in carrying out the responsibilities under this Agreement.

9	Indemnification

IORG agrees to comply with all applicable federal, state and local laws in connection with the performance of IORG’s obligations under this Agreement. IORG agrees to release ATOC from any claims, other than breach of contract, arising under this contract. Each party agrees to defend, indemnify and hold harmless the other against any claim, costs, liability, expense, or loss sustained by reason arising from negligent performance of this Agreement.

10	Notices

All notices, demands and other communications required or permitted hereunder or in connection herewith shall be in writing and shall be deemed to have been duly given and delivered (including by receipt verified facsimile transmission) or mailed in the Continental United States by first class mail, postage prepaid, to a party at the following address, or to such other address as such party may hereafter specify by notice:

If to Atomic World Media.:	If to Intreorg Systems, Inc.:
Attn: Darren Dunckel
Attn: [ ]	2600 E Southlake Blvd.
[ ]	Suite 120-366
Southlake TX 76092
(310) 729-9007

11	Entire Agreement

This Agreement and the documents incorporated by reference in this Agreement set forth the entire understanding between the parties hereto regarding the subject matter hereof and may not be amended except by an instrument in writing signed by both parties.

12	No Waiver

Neither the failure nor delay by either party to exercise any right, remedy, power or privilege under the Agreement shall operate or be construed as a waiver thereof, not shall any single or partial exercise of any right, remedy, power or privilege, nor shall any waiver with respect to any occurrence be construed as a waiver with respect to any other occurrence. No waiver of any right, remedy, power or privilege under this Agreement will be effective unless in writing signed by the party to be charged thereby.

This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

INTREorg Systems Inc.	Atomic World Media

Darren Dunckel	Darren Dunckel
President	CEO

Date: ___________________________	Date: ___________________________